     FOR FURTHER INFORMATION CONTACT:
Michael A. Bender
SVP, Chief Financial Officer
(480) 315-6634
InvestorRelations@spiritrealty.com
PRESS RELEASE
Spirit Realty Capital, Inc. Announces
Third Quarter 2013 Operating Results
First Reporting Period for New, Post-Merger Spirit Realty Capital
Scottsdale, AZ, November 11, 2013 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust that invests in single-tenant, operationally essential real estate, today announced operating results for the third quarter ended September 30, 2013. These results include the financial results of the pre-merger Spirit Realty Capital (“Predecessor Spirit”) for the period beginning July 1, 2013 through July 16, 2013, and those of the combined Spirit Realty Capital and Cole Credit Property Trust II, Inc. (“Cole II”) – the “New Spirit” – from July 17, 2013, the effective date of the Spirit Realty Capital/Cole II merger (“Merger”), through September 30, 2013.
Highlights
For the third quarter ended September 30, 2013:

•	Generated revenues of $137.1 million, more than doubling the revenues reported in the third quarter of 2012.

•	Produced Funds from Operations (FFO) of $0.08 per share, Adjusted Funds from Operations (AFFO) of $0.19 per share, and a net loss of $(0.07) per share.

•	Declared two cash dividends for the third quarter equating to $0.1640625/share on a post-merger basis. These dividends equate to an annualized dividend of $0.65625 per share.

•	Completed the Merger with Cole II on July 17, 2013.

•	Completed the sale of two non-core multi-tenant properties acquired in the Merger in a transaction valued at approximately $259 million on July 19, 2013.

•	Invested $81.7 million, adding 40 properties with tenants in place and a weighted average initial yield of 7.82%.

•	Maintained essentially full occupancy at above 99%.

•	Reduced Spirit Realty Capital’s Leverage (the ratio of Adjusted Debt to Annualized Adjusted EBITDA) to 7.1x at September 30, 2013, from 7.3x at September 30, 2012.

For the nine months ended September 30, 2013:

•	Generated revenues of $280.9 million, a 37.8% increase over the first nine months of 2012.

•	Produced FFO of $0.33 per share, AFFO of $0.64 per share and a net loss of $(0.19) per share.

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•	Invested $175.8 million, adding 80 properties, with a weighted average initial yield of 8.06%.
CEO Comments
Mr. Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty Capital, stated: “Our merger with Cole II was a transformative event for our company, and we are pleased to be able to report consolidated results for the first time. Adding to our proven capability to make accretive acquisitions that generate sustainable returns for our shareholders, the merger demonstrates our ability to successfully execute acquisitions of large entity-level portfolios. The triple net lease space remains dynamic, and I believe New Spirit has the scale, strategy and credit discipline to continue to deliver a predictable and attractive yield to shareholders.”
Cole II Merger
On July 17, 2013, Spirit Realty Capital completed the Merger that was approved by its stockholders at a special meeting held on June 12, 2013. As a result, Spirit Realty Capital’s estimated enterprise value is approximately $7.0 billion and its equity market capitalization (based on approximately 370.4 million shares of common stock outstanding) is approximately $3.4 billion as of September 30, 2013. Spirit Realty Capital stockholders received 1.9048 shares of newly issued shares of New Spirit in exchange for each share of Predecessor Spirit common stock they owned immediately before the effective date of the Merger (the “Exchange Ratio”). New Spirit is managed by the Spirit Realty Capital management team and retains the name Spirit Realty Capital, Inc. New Spirit listed its shares on the New York Stock Exchange (NYSE) under Spirit Realty Capital’s existing ticker symbol, “SRC,” and began trading on July 18, 2013.
The Merger is being accounted for as a reverse acquisition with Spirit Realty Capital treated as the acquiring entity. The third quarter 2013 financial results of Spirit Realty Capital include the historical results of Predecessor Spirit through July 16, 2013, and the consolidated results of New Spirit thereafter. Cole II was externally managed; accordingly, no Cole II employees were part of the Merger.
Financial Results
Revenues
Third quarter 2013 total revenues more than doubled to $137.1 million, compared to $68.2 million in the third quarter of 2012. Although the contribution of the Cole II portfolio in the current year’s quarter was limited to the period from the completion of the Merger, or approximately two and half months, it accounts for approximately 80% of the growth in revenues. The remaining 20%, or approximately $15.4 million, was generated from the Predecessor Spirit portfolio. In addition to new investments and contractual rent growth, certain Spirit Realty Capital tenants’ operating performance improved significantly. As a result, previously unrecognized straight-line rent was recorded in the quarter. This increase in straight-line rent more than offset the loss of revenue which resulted from the Merger occurring after the beginning of the quarter.
Total revenues for the first nine months in 2013 were $280.9 million, 37.8% or $77.0 million higher than total revenues for the first nine months in 2012. As noted earlier, current period results include the pro-rata contribution of the Cole II portfolio. The growth in total revenues was principally the result of an increase in rental income. The favorable impact of lease termination fees earned in the first nine months of 2013 were offset by reductions in interest income on loans receivable due to scheduled and early pay-offs.

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Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2013 was $(21.9) million, or $(0.07) per share based on 329.5 million weighted average shares of common stock outstanding, compared to the net loss attributable to common stockholders for the third quarter of 2012 of $(49.9) million, or $(0.89) per share based on 55.9 million weighted average shares of common stock outstanding.
Net loss attributable to common stockholders for the first nine months in 2013 was $(41.9) million, or $(0.19) per share based on 216.7 million weighted average shares of common stock outstanding, compared to the net loss attributable to common stockholders for the first nine months in 2012 of $(71.1) million, or $(1.38) per share based on 51.5 million weighted average shares of common stock outstanding.
The historical shares outstanding have been adjusted by the Merger Exchange Ratio and restated.
The results for the third quarter of 2013 and the first nine months in 2013 included $45.1 million and $66.7 million, respectively, of Merger-related costs described below:

Dollars in millions	Quarter ended September 30, 2013	Nine months ended September 30, 2013
Amortization charges included in interest expense arising from financing commitments	$ -	$10.1
Transaction costs included in Merger costs	43.7	52.5
Third party expenses incurred to solicit and obtain lenders’ consent to the Merger included in Merger costs	1.4	4.1
Total	$45.1	$66.7

The results for the third quarter of 2012 and the first nine months ended September 30, 2012 included charges associated with Predecessor Spirit’s initial public offering (IPO) and the associated Term Loan extinguishment of $41.5 million and $46.0 million, respectively.
Absent these (a) Merger and (b) IPO and associated Term Loan extinguishment charges, results from operations would have provided the following net income (loss) attributable to common stockholders for each of the respective periods noted below:

	Quarter ended September 30,		Nine months ended September 30,
Amounts in millions, except per share data	2013	2012	2013	2012
Net income (loss) attributable to common stockholders, as adjusted	$23.2	$(8.40)	$24.8	$(25.10)
Net income (loss) per share attributable to common stockholders, as adjusted	$0.07	$(0.150)	$0.11	$(0.490)

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FFO, AFFO, and FAD Attributable to Common Stockholders, Leverage

Funds from operations (FFO) for the third quarter of 2013 were $27.9 million, or $0.08 per share. FFO for the third quarter of 2012 were $(21.8) million, or $(0.17) per share. For the first nine months of 2013, FFO were $71.1 million, or $0.33 per share. For the first nine months of 2012, FFO were $21.6 million, or $0.34 per share.
Adjusted funds from operations (AFFO) for the third quarter of 2013 totaled $64.1 million, or $0.19 per share, compared to $28.5 million, or $0.32 per share, for the third quarter of 2012. For the first nine months of 2013, AFFO were $138.8 million, or $0.64 per share. AFFO, in the first nine months of 2012, were $84.3 million, or $0.97 per share.
For the three and nine months ended September 30, 2013, dividends declared to common stockholders of $54.8 million and $107.8 million, represented an 86% and 78% payout ratio against funds available for distribution (FAD) generated during those respective periods.
Leverage at September 30, 2013 was 7.1x compared to 7.3x at September 30, 2012. The improvement reflects scheduled debt repayments and the impact of the Cole II portfolio.
The definitions of FFO, AFFO, FAD and Leverage are included on pages 7-8, and a reconciliation of these measures to net loss attributable to common stockholders is provided on pages 11-12.
Portfolio Highlights
Real Estate Transactions

Spirit Realty Capital invested $82.1 million and added 40 real estate properties during the third quarter of 2013. These investments had a weighted average initial yield of 7.82% and were with four existing and seven new tenants. In the third quarter of 2012, Spirit Realty Capital invested $32.5 million and added eight real estate properties. During the third quarter of 2013, Spirit Realty Capital sold seven properties generating gross sales proceeds of $273.5 million. During the nine months ended September 30, 2013, Spirit Realty Capital sold 16 properties, generating gross sales proceeds of $279.5 million.
Investments in real estate during the first nine months of 2013 were $176.8 million and comprised 80 new properties with a weighted average initial yield of 8.06%, compared to $84.9 million invested in 58 real estate properties during the first nine months of 2012.

Portfolio

As of September 30, 2013, Spirit Realty Capital’s gross investment in real estate and mortgage and equipment loans totaled $7.1 billion, substantially all of which was invested in 2,083 single tenant properties that were 99.1% occupied. The Merger contributed 747 new properties to the portfolio. Spirit Realty Capital’s properties are generally leased under long-term, triple net leases, with a weighted average remaining maturity of approximately 10.3 years. As of September 30, 2013, approximately 43% of our annual rent (defined as

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annualized September 2013 contractual rent) is contributed from properties under master leases and approximately 89% provide for annual rent increases.
Spirit Realty Capital’s real estate portfolio as of September 30, 2013, was diversified geographically across 48 states and among various industry types. One state accounted for 12.4% of the annual rent contribution of the real estate portfolio, and no other state contributed more than 10%. Spirit Realty Capital’s three largest industry types (based on annual rent) as of September 30, 2013, were specialty retail (18.5%), general and discount retail (18.4%), and quick service restaurants (9.4%).
2014 Guidance
Spirit Realty Capital affirms its previously announced 2014 AFFO guidance in the range of $0.77 to $0.82 per share. This AFFO guidance equates to net earnings (excluding non-recurring items that are not reflective of ongoing operations) of $0.09 to $0.14 per share plus $0.66 per share of expected real estate depreciation and amortization plus approximately $0.02 per share related to non-cash items and real estate transaction costs.
Conference Call
Spirit Realty Capital will hold a conference call and webcast to discuss its third quarter 2013 results on November 11, 2013 at 5:00 p.m. (Eastern Time). The call can be accessed live over the phone by dialing 866-515-2910 (toll-free domestic) or 617-399-5124 (international); passcode: 46565246. A live webcast of the conference call will be available on the Investor Relations section of Spirit Realty Capital’s website at www.spiritrealty.com. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 888-286-8010 (toll-free domestic) or 617-801-6888 (international); passcode: 26180868. The webcast will be archived on Spirit Realty Capital’s website for 30 days after the call.

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About Spirit Realty Capital
Spirit Realty Capital was formed in 2003 to invest in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Spirit Realty Capital completed its initial public offering in September 2012 and trades under the symbol “SRC” on the New York Stock Exchange. Spirit Realty Capital completed a merger with Cole Credit Property Trust II (Cole II) on July 17, 2013. As a result, Spirit Realty Capital has an estimated enterprise value of $7.0 billion comprising a diverse portfolio of 2,083 properties across 48 states as of September 30, 2013. There are approximately 370.4 million shares of Spirit Realty Capital common stock outstanding as of September 30, 2013. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release that are not strictly historical are forward-looking statements, which should be regarded solely as reflections of our current operating plans and estimates. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the real estate markets, risks related to the merger and our ability to integrate the portfolios, disruption from the merger making it more difficult to maintain business and operational relationships, unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities, effects of liquidity for CCPTII shareholders and Spirit shareholders previously holding unregistered shares, and other risk factors discussed in Spirit Realty Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents as filed by Spirit Realty Capital with the SEC from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and Spirit Realty Capital assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.

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Non-GAAP Financial Measures
FFO, AFFO, and FAD
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) on the disposition of assets. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions or service indebtedness. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net loss (computed in accordance with GAAP) to FFO is included in the financial information accompanying this release.
Adjusted FFO (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. It adjusts FFO to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income in accordance with GAAP. Our computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of net loss (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.
Funds Available for Distribution (“FAD”) is a measure of a REIT's ability to generate cash and to distribute dividends to its stockholders. It reduces AFFO by deducting normalized recurring expenditures that are capitalized by the REIT and then amortized, but which are necessary to maintain a REIT's properties and its revenue stream. Our calculation of FAD may differ from the methodology applied by other equity REITs, and, therefore, may not be comparable to such other REIT’s. FAD is a supplemental non-GAAP financial measure and should not be used as a measure of our liquidity or as a substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net loss (computed in accordance with GAAP) to FAD is included in the financial information accompanying this release.

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Adjusted EBITDA and Annualized Adjusted EBITDA
Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) for merger costs, real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that are not considered to be indicative of our on-going operating performance. We exclude these items as they are not key drivers in our investment decision making process. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which may cause short-term fluctuations in net income, but are not indicative of overall long-term operating performance, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income that is computed in accordance with GAAP, they should not be considered alternatives to net income or as an indicator of financial performance.
Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA for the quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of net loss (computed in accordance with GAAP) to EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA is included in the financial information accompanying this release.
Adjusted Debt and Leverage
Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to include preferred stock and exclude unamortized debt discount, as further reduced for cash and cash equivalents and cash collateral deposits retained by lenders. We believe that including preferred stock in Adjusted Debt is appropriate because it is an equity security that has properties of a debt instrument not possessed by common stock. Additionally, by excluding unamortized debt discount, cash and cash equivalents, and cash collateral deposits retained by lenders, the result provides an estimate of the contractual amount of borrowed capital to be repaid which we believe is a beneficial disclosure to investors.
Leverage is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate Leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA. The utility of Leverage should be considered as a supplemental measure of the level of risk that stockholder value may be exposed to. Our computation of Leverage may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the financial information accompanying this release.

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SPIRIT REALTY CAPITAL, INC.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Investments:
Real estate investments:
Land and improvements	$2,264,359	$1,328,437
Buildings and improvements	4,033,928	2,036,987
Real estate assets under direct financing leases, net	58,843	—
Total real estate investments	6,357,130	3,365,424
Less: accumulated depreciation	(547,065)	(490,938)
	5,810,065	2,874,486
Loans receivable, net	119,009	51,862
Intangible lease assets, net	614,436	187,362
Real estate assets held for sale, net	86,691	5,898
Net investments	6,630,201	3,119,608
Cash and cash equivalents	42,375	73,568
Deferred costs and other assets, net	97,820	54,501
Goodwill	290,055	—
Total assets	$7,060,451	$3,247,677
Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities, net	$151,508	$—
Mortgages and notes payable, net	3,454,935	1,894,878
Intangible lease liabilities, net	213,918	45,603
Accounts payable, accrued expenses and other liabilities	105,505	53,753
Total liabilities	3,925,866	1,994,234
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Common stock, $0.01 par value; 370,561,041 issued shares; 370,354,279 outstanding shares at September 30, 2013 and 161,625,144 shares issued and outstanding at December 31, 2012	3,706	1,616
Capital in excess of par value	3,857,955	1,827,632
Accumulated deficit	(724,843)	(575,034)
Accumulated other comprehensive loss	(291)	(771)
Treasury stock, at cost (206,762 shares)	(1,942)	—
Total stockholders’ equity	3,134,585	1,253,443
Total liabilities and stockholders’ equity	$7,060,451	$3,247,677

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SPIRIT REALTY CAPITAL, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rentals	$131,495	$66,581	$271,702	$198,631
Interest income on loans receivable	1,797	1,483	4,037	4,495
Earned income from direct financing leases	708	—	708	—
Tenant reimbursement income	2,589	—	2,589	—
Interest income and other	500	161	1,816	701
Total revenues	137,089	68,225	280,852	203,827
Expenses:
General and administrative	9,946	17,362	26,068	30,083
Merger costs	45,071	—	56,629	—
Property costs	5,131	947	6,586	3,181
Real estate acquisition costs	470	33	688	1,293
Interest	50,386	41,975	126,376	122,938
Depreciation and amortization	48,338	26,237	105,197	78,554
Impairments	—	—	1,602	7,955
Total expenses	159,342	86,554	323,146	244,004
Loss from continuing operations before other expense and income tax expense	(22,253)	(18,329)	(42,294)	(40,177)
Other expense:
Loss on debt extinguishment	—	(32,522)	—	(32,522)
Total other expense	—	(32,522)	—	(32,522)
Loss from continuing operations before income tax expense	(22,253)	(50,851)	(42,294)	(72,699)
Income tax expense	803	74	946	394
Loss from continuing operations	(23,056)	(50,925)	(43,240)	(73,093)
Discontinued operations:
(Loss) income from discontinued operations	(89)	45	105	(340)
Gain on dispositions of assets	1,237	1,021	1,226	2,390
Income from discontinued operations	1,148	1,066	1,331	2,050
Net loss	(21,908)	(49,859)	(41,909)	(71,043)
Less: preferred dividends	—	—	—	(8)
Net loss attributable to common stockholders	$(21,908)	$(49,859)	$(41,909)	$(71,051)
Net (loss) income per share of common stock—basic and diluted:
Continuing operations	$(0.07)	$(0.91)	$(0.20)	$(1.42)
Discontinued operations	—	0.02	0.01	0.04
Net loss per share attributable to common stockholders	$(0.07)	$(0.89)	$(0.19)	$(1.38)
Weighted average common shares outstanding:
Basic and diluted common shares	329,527,874	55,909,384	216,749,378	51,496,427
Dividends declared per common share issued	$0.1641	$—	$0.4922	$—

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures (Continued)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net loss attributable to common stockholders	$(21,908)	$(49,859)	$(41,909)	$(71,051)
Add/(less):
Portfolio depreciation and amortization
Continuing operations	48,296	26,225	105,098	78,519
Discontinued operations	769	1,758	3,139	5,171
Portfolio impairments
Continuing operations	—	—	1,969	8,135
Discontinued operations	1,963	1,070	4,066	3,192
Realized gain on sales of real estate	(1,237)	(1,021)	(1,226)	(2,390)
Total adjustments	49,791	28,032	113,046	92,627

FFO attributable to common stockholders	$27,883	$(21,827)	$71,137	$21,576
Add/(less):
Loss on Term Note extinguishment	—	32,522	—	32,522
Loss on derivative instruments related to Term Note extinguishment	—	7,992	—	8,688
Expenses incurred to secure lenders’ consents to the IPO	—	963	—	4,770
Cole II merger related costs	45,071	—	66,684	—
Real estate acquisition costs	470	33	688	1,293
Non-cash interest expense	1,985	5,247	8,563	13,052
Non-cash revenues	(14,130)	(534)	(15,191)	(1,683)
Non-cash compensation expense	2,799	4,121	6,901	4,121
Total adjustments to FFO	36,195	50,344	67,645	62,763

AFFO attributable to common stockholders	$64,078	$28,517	$138,782	$84,339
Less:
Capitalized portfolio maintenance expenditures	(440)	(210)	(985)	(233)
FAD	$63,638	$28,307	$137,797	$84,106

Dividends declared to common stockholders	$54,816	—	$107,845	—
Dividends declared as percent of FAD	86%	—%	78%	—%
Net loss per share of common stock
Basic and Diluted (a)	$(0.07)	$(0.89)	$(0.19)	$(1.38)

FFO per share of common stock
Diluted (a)	$0.08	$(0.17)	$0.33	$0.34
AFFO per share of common stock
Diluted (a)	$0.19	$0.32	$0.64	$0.97
Weighted average shares of common stock outstanding:
Basic	329,527,874	55,909,384	216,749,378	51,496,427
Diluted	330,230,090	99,082,481	217,542,912	96,668,407

(a) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures (Continued)
(In Thousands)

	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)
Revolving credit facilities, net	$151,508	$—
Mortgages and notes payable, net	3,454,935	1,904,944
	3,606,443	1,904,944
Add/(less):
Preferred stock	—	—
Unamortized debt (premium) discount	(2,409)	60,385
Cash and cash equivalents	(42,375)	(45,401)
Cash collateral deposits retained by lenders classified as other assets	(16,927)	(8,805)
Total adjustments	(61,711)	6,179
Adjusted Debt	$3,544,732	$1,911,123

	Quarter Ended
	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)
Net loss attributable to common stockholders	$(21,908)	$(49,859)
Add/(less) (a):
Interest	50,433	42,155
Depreciation and amortization	49,107	27,995
Income tax expense	803	74
Total adjustments	100,343	70,224
EBITDA	$78,435	$20,365
Add/(less) (a):
Merger related and IPO costs in EBITDA	45,071	40,839
IPO stock compensation awards	—	4,015
Real estate acquisition costs	470	33
Impairments	1,963	1,070
Gains on sales of assets	(1,237)	(1,021)
Total adjustments to EBITDA	46,267	44,936
Adjusted EBITDA	$124,702	$65,301
Annualized Adjusted EBITDA (b)	$498,808	$261,204

Leverage (Adjusted Debt / Annualized Adjusted EBITDA)	7.1x	7.3x

(a) Adjustments include all amounts charged to continuing and discontinued operations.
(b) Adjusted EBITDA multiplied by 4.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio
Unaudited

Industry Diversification
The following table sets forth information regarding the diversification of our owned real estate properties among different industries (based on annual rent) as of September 30, 2013:

Industry	Number of Properties	Total Square Footage (in thousands)	Percent of Total Annual Rent (1)
Specialty Retail	189	11,950	18.5%
General and discount retail	209	15,334	18.4
Restaurants - Quick Service	625	1,538	9.4
Drug Stores	135	1,781	7.5
Restaurants - Casual Dining	184	1,389	7.3
Automotive dealers, parts and service	122	1,441	5.5
Movie Theaters	24	1,312	4.2
Convenience Stores/car washes	131	512	3.9
Industrial	30	5,333	3.6
Building material suppliers	110	4,171	3.6
Educational	32	989	2.9
Recreational Facilities	9	694	2.6
Medical/other office	25	862	2.5
Home Improvement	9	1,077	2.2
Health clubs/gyms	18	785	2.2
Distribution	44	1,852	2.1
Supermarkets	24	1,018	1.6
Air Delivery & Freight Services	9	618	1.3
Interstate travel plazas	3	48	0.6%
Total	1,932	52,704	100.0%

(1) We define annual rent as contractual rental revenue for September 2013 multiplied by twelve.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio (continued)
Unaudited
Tenant Diversification
The following table lists the top 10 tenants of our owned real estate properties (based on annual rent) as of September 30, 2013:

Tenant	Number of Properties	Total Square Footage (in thousands)	Percent of Total Revenue (1)
Shopko Stores/Pamida Operating Co., LLC	181	13,502	14.5%
Walgreen Company	70	1,012	4.3
84 Properties, LLC	109	319	3.5
Church's Chicken	238	412	2.9
Academy Sports + Outdoors	9	4,118	2.5
Circle K	83	453	2.2
CVS Caremark	37	170	1.8
Carmike Cinemas	12	355	1.4
Ferguson Enterprises	8	1,955	1.3
Universal Pool Co., Inc.	14	270	1.2
Other	1,171	30,138	64.4
Total	1,932	52,704	100.0%

(1) Total revenue for the month of September 2013, excluding a $10.9 million adjustment to straight-line rent, multiplied by twelve.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio (continued)
Unaudited

Geographic Diversification
The following table sets forth information regarding the geographic diversification of our owned real estate portfolio as of September 30, 2013:

Industry	Number of Properties	Total Square Footage (in thousands)	Percent of Total Annual Rent (1)
Specialty Retail	189	11,950	18.5%
General and discount retail	209	15,334	18.4
Restaurants - Quick Service	625	1,538	9.4
Drug Stores	135	1,781	7.5
Restaurants - Casual Dining	184	1,389	7.3
Automotive dealers, parts and service	122	1,441	5.5
Movie Theaters	24	1,312	4.2
Convenience Stores/car washes	131	512	3.9
Industrial	30	5,333	3.6
Building material suppliers	110	4,171	3.6
Educational	32	989	2.9
Recreational Facilities	9	694	2.6
Medical/other office	25	862	2.5
Home Improvement	9	1,077	2.2
Health clubs/gyms	18	785	2.2
Distribution	44	1,852	2.1
Supermarkets	24	1,018	1.6
Air Delivery & Freight Services	9	618	1.3
Interstate travel plazas	3	48	0.6%
Total	1,932	52,704	100.0%

(1) We define annual rent as contractual rental revenue for September 2013 multiplied by twelve.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio (continued)
Unaudited
Lease Expirations
The following table sets forth a summary schedule of lease expirations for leases in place as of September 30, 2013. As of September 30, 2013, the weighted average non-cancelable remaining initial term of our leases (based on annual rent) was 10.3 years. The information set forth in the table assumes that tenants do not exercise renewal options and/or all early termination rights:

Leases Expiring In:	Number of Properties	Total Square Footage (in thousands)	Expiring Annual Rent (in thousands) (1)	Percent of Total Expiring Annual Rent
Remainder of 2013	14	865	$3,550	0.7%
2014	64	1,286	12,082	2.3
2015	35	1,828	13,848	2.7
2016	48	2,140	19,757	3.8
2017	68	1,978	18,523	3.6
2018	73	2,029	23,467	4.5
2019	75	1,513	19,007	3.7
2020	105	3,350	35,337	6.8
2021	181	4,853	40,020	7.8
2022	88	1,890	20,243	3.9
2023 and thereafter	1,163	30,679	310,202	60.2
Vacant	18	293	—	—
Total owned properties	1,932	52,704	$516,036	100%

(1) We define annual rent as contractual rental revenue for September 2013 multiplied by twelve.

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